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                              KOHL'S CORPORATION

                 1997 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS


                                   ARTICLE I

                                    Purpose

     The purpose of the 1997 Stock Option Plan for Outside Directors (the "Plan) is to enable Kohl's Corporation (the "Company") to attract and retain outside directors and to strengthen the mutuality of interests between such directors and the Company's shareholders.


                                  ARTICLE II

                                  Definitions

     For purposes of the Plan, the following terms shall have the following meanings:

     2.1   "Board" shall mean the Board of Directors of the Company.

     2.2 "Change of Control" shall mean the occurrence of (1) the acquisition (other than from the Company) by any person, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a subsidiary of the Company, or any employee benefit plan or plans sponsored by the Company or any subsidiary of the Company, directly or indirectly, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 20% or more of the then outstanding shares of Common Stock of the Company or voting securities representing 20% or more of the combined voting power of the Company's then outstanding voting securities ordinarily entitled to vote in the election of directors unless the Incumbent Board (as defined below), before such acquisition or within 30 days thereafter, deems such acquisition not to be a Change of Control; or (2) individuals who, as of the Effective Date, constitute the Board (as of such date, the "Incumbent Board") ceasing for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be for purposes of the Plan, considered as though such a person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-11.

     2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended, and rules and regulations under the Internal Revenue Code of 1986, as amended.














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     2.4  "Common Stock" shall mean the Common Shares, par value $.01 per share, of the Company.

     2.5 "Effective Date" shall mean the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a duly held meeting of the shareholders of the Company.

     2.6 "Eligible Director" shall mean any member of the Board who, on the date on which Options are to be granted, is not an officer or employee of the Company or any of the Company's subsidiaries, but shall exclude any such member of the Board who advises the Company in writing of his or her desire not to participate in the Plan.

     2.7 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.8 "Fair Market Value" for purposes of the Plan, unless otherwise required by the Code, shall mean, as of any date, the closing sales prices of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or traded on any such exchange, on the Nasdaq Stock Market, or, if not so listed or traded, the fair market value as determined by the Board, which determination shall be conclusive.

     2.9 "Optionee" shall mean an individual to whom a Stock Option has been granted under the Plan.

     2.10 "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI.


                                  ARTICLE III

                                ADMINISTRATION

     3.1 Administration. The Plan shall be administered and interpreted by the Board.

     3.2 Guidelines. Subject to Article VII, the Board shall have the authority to: (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper operations and administration of the Plan;
(c) select Eligible Directors to receive Options under the Plan; (d) determine the number of shares subject to any Option and all the terms, conditions, restrictions and/or limitations, if any, of any Option, including the time and conditions of exercise or vesting, and the terms of any form of Option; (e) determine the performance goals, if any, which will be applicable to the Option;
(f) grant waivers of Plan terms, conditions, restrictions, and limitations; (g) accelerate the vesting or exercise of an

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Option or the performance period of an Option; and (h) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. The Board may correct any defect, supply any omission, conform the Plan to any change in law or regulation, or reconcile any inconsistency or ambiguity in the Plan or in any Option in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Board under this Section 3.2 shall impair the rights of any Optionee without such person's consent, unless otherwise required by law.

     3.3 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Board in accordance with the Plan shall be final, binding and conclusive on the Company, all members of the Board and their respective heirs, executors, administrators, successors and assigns.

     3.4 Delegation. The Board may delegate any or all of its administrative responsibilities under the Plan to officers or employees of the Company.


                                  ARTICLE IV

                               SHARE LIMITATION

     4.1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be 100,000 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued shares of Common Stock or issued shares of Common Stock that have been reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

     4.1 Changes. If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Options, the share subject to any Option and the exercise prices of Options shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital of the Company, or through any other transaction referred to in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Options as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, or in the event of a merger, consolidation, combination or exchange of shares, or the like, as a result of which Common Stock is changed into another class, or securities of another person, cash or other property, the exercise price, consideration to be received, and other terms of an Option shall be adjusted as deemed equitable by the Board, in its sole discretion. The Board shall have authority to provide for, in appropriate cases upon

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the effectiveness of the transaction, (a) waiver, in whole or in part, of remaining restrictions for vesting or earning, and (b) the conversion of outstanding Options into cash or other property to be received in the transactions immediately or over the periods the Option would have vested or been earned. Any adjustment, waiver, conversion or the like carried out by the Board under this Section shall be conclusive and binding for all purposes of the Plan.


                                   ARTICLE V

                                  Eligibility

     5.1 Eligible Directors. Only Eligible Directors shall be granted Options under the Plan.



                                  ARTICLE VI

                                 Stock Options

     6.1 Options. All Stock Options granted under the Plan shall be non-qualified stock options (i.e., options that do not qualify as incentive stock options under Section 422 of the Code).

     6.2 Grants. All grants of Options to Eligible Directors shall be determined by the Board. The Board may establish a formula by which Options under the Plan shall be automatically granted to Eligible Directors from time to time.

     6.3 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall, in its discretion, determine:

          (a) Stock Option Certificate. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Certificate executed by the Company. The Stock Option Certificate shall specify the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

          (b) Option Price. The option price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined by the Board; provided, however, the option price shall be no less than 50% of the Fair Market Value of a share of Common Stock on the date the Option is granted.


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          (c) Additional Terms and Conditions.  The Board may, by way of the
     Stock Option Certificate or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option provided they are not inconsistent with the Plan.

          (d) Exercise Payment. At the option of the Board, upon exercise, the option price of a Stock Option may be paid in cash, shares of Common Stock, a combination of the foregoing, or such other consideration as the Board may deem appropriate. The Board shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option.

          (e) Change of Control. In the event of a Change of Control, all outstanding Stock Options shall immediately become fully exercisable.

          (f) Non-transferability of Option. Unless determined by the Board, no Stock Option shall be transferable by an Optionee otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during an Optionee's lifetime, only by the Optionee.


                                  ARTICLE VII

                           Termination or Amendment

     7.1 Termination or Amendment of the Plan. The Board may at any time amend, discontinue or terminate the Plan in whole or in part, provided, however, that, unless otherwise required by law, the rights of an Optionee with respect to Options granted prior to such amendment, discontinuance or termination, may not be materially impaired without the consent of such Optionee.

     7.2 Amendment of Options. The Board may amend the terms of any Stock Options, prospectively or retroactively, but, subject to Article IV, no such amendment or other action by the Board shall materially impair the rights of an Optionee without the Optionee's consent.

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                                 ARTICLE VIII

                                 UNFUNDED PLAN

     8.1 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to an Optionee by the Company, nothing contained herein shall give any such individual any rights that are greater than those of a general creditor of the Company.


                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1 Nonassignment. Except as otherwise provided in the Plan or determined by the Board, Options granted hereunder and the rights and privileges conferred thereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Option, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Option and the rights and privileges conferred thereby shall immediately terminate and the Option shall immediately be forfeited to the Company.

     9.2 Legend. The Board may require each person purchasing shares upon exercise of an Option to represent to the Company in writing that the Optionee is acquiring the shares for investment only and not for resale or with a view to distribution and to make such other representations as the Board may require. The stock certificates representing such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

     All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or traded or the Nasdaq Stock Market, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     9.3 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements; and such arrangements may be either generally applicable or applicable only in specific cases.




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      9.4   No Right to Continue Relationship. Neither the Plan nor the grant of an Option under the Plan shall confer upon any person any right to continue as a director of the Company or obligate the Company to nominate any director for reelection by the Company's shareholders.

      9.5   Listing and Other Conditions.

      (a) The issuance of any shares of Common Stock upon exercise of an Option shall be conditioned upon such shares being listed on a national securities exchange or on the Nasdaq Stock Market. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

      (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Option is or may in the circumstances be unlawful or result in the imposition of a material amount of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of a material amount of excise taxes.

      (c) Upon termination of any period of suspension under this Section 9.5, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

      9.6 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Wisconsin.

      9.7 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

      9.8 Liability of the Board. No member of the board nor any employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member of the Board or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except


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in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

     9.9 Costs. The Company shall bear all expenses incurred in administering the Plan, including expenses of issuing Common Stock upon the exercise of Options.

     9.10 Severability. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

     9.11 Successors. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

     9.12 Heading. Article and section headings contained in the Plan are included for convenience only and are not to be used in construing or interpreting the Plan.

                                   ARTICLE X

                                 Term of Plan

     10.1    Effective Date.  The Plan shall be effective as of the Effective
Date.

     10.2 Termination. The Plan shall continue until terminated by the Board. Termination of the Plan shall not affect Options granted before such date, which shall continue to be exercisable, in accordance with the terms of the Plan, after the Plan terminates.